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                                                                    EXHIBIT 99.1

                                                                      [CNA LOGO]

FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:                                            ANALYSTS:
Charles M. Boesel, 312/822-2592                   Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167

                             CNA FINANCIAL ANNOUNCES
                IMPROVED FIRST QUARTER 2004 UNDERWRITING RESULTS

CHICAGO, APRIL 29, 2004 --- CNA Financial Corporation (NYSE: CNA) today announced first quarter of 2004 results, which included the following highlights:

         - Improved underwriting results in the Property and Casualty Operations, evidenced by a combined ratio of 96.8%.

         - An impairment loss of $406 million after-tax related to the previously announced sale of the individual life business.

         - Net loss for the first quarter of 2004 of $125 million as compared to net income of $83 million in the first quarter of 2003.

                                NET (LOSS) INCOME

                                                                           RESULTS FOR THE THREE MONTHS ENDED
                                                                                        MARCH 31
                                                                               ---------------------------
($ MILLIONS, EXCEPT PER SHARE DATA)                                                2004           2003
----------------------------------                                             ------------   ------------
INCOME BEFORE NET REALIZED INVESTMENT LOSSES                                   $        208   $        132

NET REALIZED INVESTMENT LOSSES                                                         (333)           (49)
                                                                               ============   ============
NET (LOSS) INCOME                                                              $       (125)  $         83
                                                                               ============   ============
NET (LOSS) INCOME PER SHARE RESULTS AVAILABLE TO
  COMMON STOCKHOLDERS (a)(b)                                                   $      (0.55)  $       0.30
                                                                               ============   ============

(a) Included in the weighted average number of common shares for the three months ended March 31, 2004 are the effects of additional common stock equivalents related to the November of 2003 sale of $750 million of convertible preferred shares to Loews Corporation. The preferred shares converted into 32,327,015 shares of CNA common stock on April 20, 2004.

(b) The three months ended March 31, 2004 and 2003 per share results available to common stockholders are reduced by $16 million and $15 million, or $0.06 per share and $0.07 per share, of undeclared preferred stock dividends.

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The first quarter of 2004 underwriting results for the Property and Casualty
Operations included a 7-point improvement in the combined ratio as well as increased limited partnership results. Solid underwriting results, including rate increases, and the continued focus on underwriting discipline and expense management contributed to the 96.8% combined ratio for the Property and Casualty Operations.

"We are pleased with the underlying performance of our core Property & Casualty Operations. With its combined ratio in the 90s and net income up 147%, we are executing the fundamentals and continuing the progress made over the last several years," said Steve Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies. "The net loss for the quarter is associated with the accounting for the sale of our Life business, which is expected to close tomorrow. The impact of the sale was previously disclosed - a GAAP impairment loss, additional statutory capital, and a sharpening of CNA's focus on our core property and casualty businesses."

Net realized investment losses were $333 million and $49 million for the three months ended March 31, 2004 and 2003, respectively. The investment losses in 2004 were primarily driven by an after-tax impairment loss of $406 million related to the pending sale of CNA's individual life insurance business to Swiss Re Life & Health America Inc. (Swiss Re) that was previously announced on February 5, 2004. The sale is expected to provide additional statutory capital of approximately $500 million to CNA's principal insurance subsidiary, Continental Casualty Company (CCC). The sale, which is subject to certain customary closing conditions, is expected to be completed on April 30, 2004. Partially offsetting the life impairment loss were realized investment gains from the investment portfolio.

In the first quarter of 2004, the Company revised its reportable segment structure to reflect changes in how CNA manages its core operations and makes business decisions. CNA now manages its Property and Casualty Operations in two operating segments which represent CNA's core operations: Standard Lines and Specialty Lines. The non-core operations are now managed in the Life and Group Non-Core and Corporate and Other Non-Core segments. Prior period segment disclosures have been conformed to the current year presentation. The changes made to the Company's reportable segments were as follows: 1) CNA Global, which consists of marine and global standard lines, is now included in Standard Lines (formerly included in Specialty Lines); 2) CNA Guaranty and Credit is currently in run-off and is now included in the Corporate and Other Non-Core segment (formerly included in Specialty Lines); 3) CNA Re is currently in run-off and is also now included in the Corporate and Other Non-Core segment (CNA Re was formerly a stand-alone property and casualty operating segment); 4) Group Operations and Life Operations (formerly separate operating segments) have now been combined into one reportable segment where the run-off of the retained group and life products will be managed; 5) certain run-off life and group operations previously included in the Corporate and Other Non-Core segment are now included in the Life and Group Non-Core segment.

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            SEGMENT RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2004

                                                                                                             CORPORATE
                                                        STANDARD     SPECIALTY    TOTAL P&C   LIFE & GROUP    & OTHER
($ MILLIONS)                                              LINES        LINES         OPS.       NON-CORE      NON-CORE     TOTAL
------------                                           -----------  -----------  -----------  -----------   -----------  ----------
INCOME BEFORE NET REALIZED INVESTMENT GAINS (LOSSES)   $       114  $        75  $       189  $        19   $         -  $     208

NET REALIZED INVESTMENT GAINS (LOSSES)                          38           13           51         (401)           17       (333)
                                                       -----------  -----------  -----------  -----------   -----------  ---------
NET INCOME (LOSS)                                      $       152  $        88  $       240  $      (382)  $        17  $    (125)
                                                       ===========  ===========  ===========  ===========   ===========  =========

            SEGMENT RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2003

                                                                                                             CORPORATE
                                                        STANDARD     SPECIALTY    TOTAL P&C   LIFE & GROUP    & OTHER
($ MILLIONS)                                              LINES        LINES         OPS.       NON-CORE      NON-CORE     TOTAL
------------                                           -----------  -----------  -----------  -----------   -----------  ----------
INCOME BEFORE NET REALIZED INVESTMENT GAINS (LOSSES)   $        44  $        48  $        92  $        29   $        11  $      132

NET REALIZED INVESTMENT GAINS (LOSSES)                           3            2            5          (68)           14         (49)
                                                       -----------  -----------  -----------  -----------   -----------  ----------
NET INCOME (LOSS)                                      $        47  $        50  $        97  $       (39)  $        25  $       83
                                                       ===========  ===========  ===========  ===========   ===========  ==========

              PROPERTY & CASUALTY OPERATIONS GROSS WRITTEN PREMIUMS

                       THREE MONTHS ENDED MARCH 31
                       ---------------------------
($ MILLIONS)               2004           2003
------------           ------------   ------------
STANDARD LINES         $      1,565   $      1,634
SPECIALTY LINES                 710            628
                       ------------   ------------
TOTAL P&C OPERATIONS   $      2,275   $      2,262
                       ============   ============

               PROPERTY & CASUALTY OPERATIONS NET WRITTEN PREMIUMS

                       THREE MONTHS ENDED MARCH 31
                       ---------------------------
($ MILLIONS)               2004           2003
------------           ------------   ------------
STANDARD LINES         $      1,265   $      1,273
SPECIALTY LINES                 581            476
                       ------------   ------------
TOTAL P&C OPERATIONS   $      1,846   $      1,749
                       ============   ============

                  PROPERTY & CASUALTY CALENDAR YEAR LOSS RATIOS

                          THREE MONTHS ENDED MARCH 31
                          ---------------------------
                              2004           2003
                              ----           ----
STANDARD LINES                65.5%          73.3%
SPECIALTY LINES               63.1           66.3
TOTAL P&C OPERATIONS          64.8           71.5
TOTAL P&C COMPANIES (a)       70.4%          75.1%
                              ====           ====

(a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures (APMT).

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                PROPERTY & CASUALTY CALENDAR YEAR COMBINED RATIOS

                          THREE MONTHS ENDED MARCH 31
                          ---------------------------
                              2004           2003
                              ----           ----
STANDARD LINES                99.7%         107.2%
SPECIALTY LINES               89.9           95.0
TOTAL P&C OPERATIONS          96.8          104.0
TOTAL P&C COMPANIES (a)      103.6%         107.0%
                             =====          =====

(a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures (APMT).

               PROPERTY & CASUALTY GROSS ACCIDENT YEAR LOSS RATIOS

                                      ACCIDENT YEAR 2004      ACCIDENT YEAR 2003      ACCIDENT YEAR 2003
                                         EVALUATED AT            EVALUATED AT            EVALUATED AT
                                        MARCH 31, 2004         DECEMBER 31, 2003        MARCH 31, 2004
                                      -----------------       ------------------      ------------------
STANDARD LINES                              62.8%                   65.4%                   64.3%
SPECIALTY LINES                             62.0                    67.1                    65.8
TOTAL P&C OPERATIONS                        62.6%                   65.9%                   64.7%
                                            ====                    ====                    ====

                PROPERTY & CASUALTY NET ACCIDENT YEAR LOSS RATIOS

                                      ACCIDENT YEAR 2004      ACCIDENT YEAR 2003      ACCIDENT YEAR 2003
                                         EVALUATED AT            EVALUATED AT            EVALUATED AT
                                        MARCH 31, 2004         DECEMBER 31, 2003        MARCH 31, 2004
                                      -----------------       ------------------      ------------------
STANDARD LINES                              65.7%                   67.8%                   67.1%
SPECIALTY LINES                             63.0                    68.9                    67.7
TOTAL P&C OPERATIONS                        64.9%                   68.1%                   67.3%
                                            ====                    ====                    ====

BUSINESS OPERATING HIGHLIGHTS

STANDARD LINES includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system, and excess and surplus lines, as well as insurance and risk management products sold to large corporations. These services are provided to customers in the U.S. as well as globally.

- Net written premiums decreased $8 million for the first quarter of 2004 as compared with the same period in 2003. Increased rate and retention was achieved across most property and casualty lines of business offset by decreased net written premium from an excess and surplus program covering facilities that provide services to developmentally disabled individuals.

- Standard Lines achieved average rate increases during the first quarter of 2004 of 6 to 7%.

- Net income for the first quarter of 2004 increased $105 million as compared with the same period in 2003, primarily due to improvement in the current net accident year loss ratio, the absence of unfavorable net prior year development and improved investment results.

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SPECIALTY LINES provides a broad array of professional, financial and specialty property and casualty products and services.

- Net written premiums increased $105 million for the first quarter of 2004 as compared with the same period in 2003, due primarily to new business and continued significant rate increases in the professional liability lines of business.

- Specialty Lines achieved average rate increases during the first quarter of 2004 of 13%, including most professional liability lines of business.

- Net income for the first quarter of 2004 increased $38 million as compared with the same period in 2003, primarily due to improvements in the current net accident year loss ratio and improved investment results.

LIFE AND GROUP NON-CORE primarily includes the results of the life and group lines of business that have been sold or placed in run-off.

- Net earned premiums decreased $260 million for the first quarter of 2004 as compared with the same period in 2003, due primarily to the absence of premiums from the Group Benefits business which was sold on December 31, 2003. Partially offsetting this decline were higher earned premiums in the health and life and annuity products.

- Net results for the first quarter of 2004 decreased $343 million as compared with the same period in 2003, principally due to an after-tax impairment loss of $406 million related to the pending sale of the individual life insurance business. Excluding this impairment loss, net income was $24 million for the first quarter of 2004, which included $9 million of net income related to the business that is anticipated to be sold.

CORPORATE AND OTHER NON-CORE contains certain corporate expenses such as interest on corporate debt and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain property and casualty insurance run-off operations including CNA Re (formerly a stand-alone property and casualty operating segment).

- Net results for the first quarter of 2004 decreased $8 million as compared with the same period in 2003, primarily due to the decline in operating results attributable to lower premium volume for CNA Re which was placed in run-off during 2003.

NET INVESTMENT INCOME

Pretax net investment income increased $41 million to $473 million for the first quarter of 2004 as compared with the same period in 2003. The change was primarily due to increased limited partnership income partially offset by lower investment yields on fixed maturity securities.

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ABOUT THE COMPANY

CNA is the country's fourth largest commercial insurance writer and the 11th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA's services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

CONFERENCE CALL AND WEBCAST INFORMATION:

A CONFERENCE CALL FOR INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY WILL BE HELD FROM 10:00 A.M. TO 11:00 A.M. EST TODAY. ON THE CONFERENCE CALL WILL BE STEPHEN W. LILIENTHAL, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE CNA INSURANCE COMPANIES, AND OTHER MEMBERS OF SENIOR MANAGEMENT. PARTICIPANTS CAN ACCESS THE CALL BY DIALING (800) 474-8920 OR FOR INTERNATIONAL CALLERS (719) 457-2727. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://INVESTORS.CNA.COM OR YOU MAY GO TO THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE (WWW.CNA.COM) FOR FURTHER DETAILS.

THE CALL IS AVAILABLE TO THE MEDIA, BUT QUESTIONS WILL BE RESTRICTED TO INVESTORS AND THE PROFESSIONAL INVESTMENT COMMUNITY. A TAPED REPLAY OF THE CALL WILL BE AVAILABLE ON CNA'S WEBSITE FOR ONE WEEK UNTIL MAY 6, 2004. THE REPLAY CAN ALSO BE ACCESSED BY DIALING (888) 203-1112 OR FOR INTERNATIONAL CALLERS
(719) 457-0820 AND USING PASSCODE 438345. FINANCIAL SUPPLEMENT INFORMATION RELATED TO THE FIRST QUARTER RESULTS IS AVAILABLE ON THE INVESTOR RELATIONS PAGES OF THE CNA WEBSITE OR BY CONTACTING DAWN JAFFRAY AT (312) 822-7757.

                                  Page 6 of 7
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FORWARD-LOOKING STATEMENT

This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as "believes", "expects", "intends", "anticipates", "estimates", and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA's filings with the Securities and Exchange Commission, available at www.cna.com.

Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

This press release may also contain financial measures that are not in accordance with generally accepted accounting principles (GAAP). For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company's website.

                                      # # #

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